UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 11, 2004

Date of Report (Date of earliest event reported)

ZOLL MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-20225	04-2711626
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

269 Mill Road, Chelmsford, MA 01824

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(978) 421-9655

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws. Reliance should not be placed on forward-looking statements because they involve known and unknown risks and uncertainties which may cause the actual results, performance, and achievements of ZOLL Medical Corporation (the “Company”) to differ materially from the anticipated future results, performance and achievements that are expressed or implied by such forward-looking statements. Additional information concerning these risks and uncertainties is contained in the Company’s press release filed as Exhibit 99.1 and in the section entitled “Risk Factors” of the Company’s Quarterly Report on Form 10-Q filed on August 18, 2004 and in the Company’s other public filings. The Company disclaims any obligation to update any of the forward-looking statements contained herein to reflect future developments or events.

Introductory Note

The Company is filing this amendment to its Current Report on Form 8-K originally filed with the Securities and Exchange Commission on November 11, 2004. This Form 8-K/A is being filed solely for the purpose of correcting certain clerical errors in Exhibit 99.1 furnished pursuant to Item 9.01(c): Press Release of ZOLL Medical Corporation dated November 11, 2004 entitled “ZOLL Medical Corporation Announces Record Annual Revenues; Reports Fourth Quarter Results.” In the Condensed Consolidated Income Statements table in the press release, Selling and Marketing expense was reported as $18,999,000 and should be reported as $19,603,000. General and Administrative expense was reported as $4,668,000 and should be reported as $4,064,000. The corrected information is set forth in Exhibit 99.1 to this Current Report on Form 8-K/A.

Item 2.02 Results of Operations and Financial Condition.

On November 11, 2004, ZOLL Medical Corporation (“ZOLL”) issued a press release announcing its fourth quarter results ended October 3, 2004. A copy of the press release concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Title
99.1	ZOLL Press release dated November 11, 2004 entitled “ZOLL Medical Corporation Announces Record Annual Revenues Reports Fourth Quarter Results”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZOLL MEDICAL CORPORATION

Date: November 11, 2004	By:	/s/ Richard A. Packer
Richard A. Packer President